Exhibit 99.1
SANGAMO THERAPEUTICS REPORTS BUSINESS HIGHLIGHTS AND
SECOND QUARTER 2020 FINANCIAL RESULTS

Conference Call and Webcast Scheduled for 5:00 p.m. Eastern Time

Brisbane, California, August 5, 2020 – Sangamo Therapeutics, Inc. (Nasdaq: SGMO), a genomic medicine company, today reported second quarter 2020 financial results and recent business highlights.

“We are very excited about our global collaboration agreement announced with Novartis last week. This is our second impactful partnership announced this year, and we believe it affirms the value our industry sees in our zinc finger technology,” said Sandy Macrae, CEO of Sangamo. “By advancing our robust partnership strategy, we proactively expand our genomic medicines pipeline into potential additional new indications, create substantial value for shareholders, and advance our mission to bring our medicines to patients.”

Recent Highlights

•Announced global collaboration agreement with Novartis to develop and commercialize gene regulation therapies to treat three neurodevelopmental targets, including genes linked to autism spectrum disorder and intellectual disability. Under the collaboration agreement, Sangamo expects to receive a $75 million upfront licensing fee from Novartis in the third quarter of 2020 and is eligible to earn up to $720 million in potential milestones, in addition to tiered high single-digit to sub-teen double-digit royalties on potential net commercial sales.
•In partnership with Pfizer, presented updated results from the Phase 1/2 Alta study evaluating giroctocogene fitelparvovec, or SB-525, gene therapy in patients with severe hemophilia A at the virtual World Federation of Hemophilia 2020 Congress. The results demonstrated sustained Factor VIII activity levels and no bleeding events or factor usage in the five patients who received the 3e13 vg/kg dose for up to 61 weeks, the extent of follow-up for the longest-treated patient in the cohort.
•Highlighted Sangamo’s zinc finger protein in vivo genome regulation programs and capabilities and research detailing Sangamo’s engineered adeno-associated virus (AAV) directed evolution platform in six abstracts presented at the 23rd Annual Meeting of the American Society of Gene & Cell Therapy (ASGCT).
•Announced organizational changes in R&D designed to increase the speed and efficiency of clinical translation of Sangamo science, including separating the research and development organizations. Jason Fontenot, Senior Vice President and Head of Cell Therapy, was appointed Interim Head of Research, and a search for Head of Development is currently underway.

Second Quarter 2020 Financial Results

Cash, cash equivalents and marketable securities were $664.9 million as of June 30, 2020, compared to $384.3 million as of December 31, 2019. The balance at the end of the second quarter reflects amounts received from our previously announced collaboration with Biogen for an upfront license fee and issuance of Sangamo common stock.

Consolidated net loss attributable to Sangamo for the second quarter ended June 30, 2020 was $35.9 million, or $0.26 per share, compared to a net loss of $30.3 million, or $0.26 per share, for the same period in 2019. Revenues for the second quarter ended June 30, 2020 were $21.6 million, compared to $17.5 million for the same period in 2019.

Total operating expenses were $59.4 million for the second quarter ended June 30, 2020, compared to $51.1 million for the same period in 2019. Non-GAAP operating expenses, which exclude stock-based compensation expense, were $52.7 million for the second quarter ended June 30, 2020, compared to $46.2 million for the same period in 2019. The increase in operating expenses reflects our headcount growth and facilities expansion to support the advancement of our therapeutic pipeline and manufacturing capabilities. These increases were partially offset by a decrease in clinical and manufacturing supply expenses.

Financial Guidance for 2020

•On a GAAP basis, we are revising our operating expense guidance. We expect operating expenses to be in the range of $235 million to $250 million (previously expected to be in the range of $270 million to $285 million). This includes estimated stock-based compensation expense of approximately $25 million.
•We expect non-GAAP operating expenses, which excludes stock-based compensation expense, to be in the range of $210 million to $225 million (previously expected to be in the range of $245 million to $260 million).
•The reduction in our operating expense guidance is primarily driven by the evolving COVID-19 pandemic and its anticipated impact on our clinical program timelines.

Conference Call

Sangamo will host a conference call today, August 5, 2020, at 5:00 p.m. Eastern Time, which will be open to the public. The call will also be webcast live and can be accessed via a link on the Sangamo Therapeutics website in the Investors and Media section under Events and Presentations.

The conference call dial-in numbers are (877) 377-7553 for domestic callers and (678) 894-3968 for international callers. The conference ID number for the call is 5667347. Participants may access the live webcast via a link on the Sangamo Therapeutics website in the Investors and Media section under Events and Presentations. A conference call replay will be available for one week following the conference call. The conference call replay numbers for domestic and international callers are (855) 859-2056 and (404) 537-3406, respectively. The conference ID number for the replay is 5667347.

About Sangamo Therapeutics

Sangamo Therapeutics is committed to translating ground-breaking science into genomic medicines with the potential to transform patients’ lives using gene therapy, ex vivo gene-edited cell therapy, and in vivo genome editing and genome regulation. For more information about Sangamo, visit www.sangamo.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding Sangamo’s current expectations. These forward-looking statements include, without limitation, statements relating to the potential to develop, obtain regulatory approvals for and commercialize therapies to treat certain diseases and the timing, availability and costs of such therapies, the potential to use our zinc finger technology to develop such therapies, the potential to receive an upfront licensing fee and earn milestone payments and royalties under the collaboration with Novartis and the timing of such fees, payments and royalties, the anticipated benefits of Sangamo’s organizational changes, Sangamo’s financial resources and expectations, the effects of the evolving COVID-19 pandemic and the anticipated impacts of the pandemic on the business and operations of Sangamo and its collaborators, Sangamo’s 2020 financial guidance related to GAAP and non-GAAP total operating expenses and stock-based compensation and other statements that are not historical fact. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to the effects of the evolving COVID-19 pandemic and the impacts of the pandemic on the global business environment, healthcare systems and business and operations of Sangamo and its collaborators; the research and development process, including the results of clinical trials; the regulatory approval process for product candidates; the manufacturing of products and product candidates; the commercialization of approved products; the potential for technological developments that obviate technologies used by Sangamo and its collaborators; the potential for Sangamo or its collaborators to breach or terminate collaboration agreements; the potential for Sangamo to fail to realize its expected benefits of its collaborations; and Sangamo’s ability to achieve expected future financial performance.

There can be no assurance that Sangamo and its collaborators will be able to develop commercially viable products. Actual results may differ from those projected in forward-looking statements due to risks and uncertainties that exist in the operations and business environments of Sangamo and its collaborators. These risks and uncertainties are described more fully in Sangamo’s Securities and Exchange Commission filings and reports, including in Sangamo’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Forward-looking statements contained in this announcement are made as of this date, and Sangamo undertakes no duty to update such information except as required under applicable law.

Non-GAAP Financial Measures
To supplement Sangamo’s financial results and guidance presented in accordance with GAAP, Sangamo presents non-GAAP total operating expenses, which exclude stock-based compensation expense from GAAP total operating expenses. Sangamo believes that this non-GAAP financial measure, when considered together with its financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare Sangamo’s results from period to period and to its forward-looking guidance, and to identify operating trends in Sangamo’s business. Sangamo has excluded stock-based compensation expense because it is a non-cash expense that may vary significantly from period to period as a result of changes not directly or immediately related to the operational performance for the periods presented. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Sangamo encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP financial information, to more fully understand Sangamo’s business.

Contact
Investor Relations – Global
McDavid Stilwell
510-970-6000, x219
mstilwell@sangamo.com

Media Inquiries – Global
Aron Feingold
510-970-6000, x421
afeingold@sangamo.com

Investor Relations and Media Inquiries – European Union & United Kingdom
Caroline Courme
33 4 97 21 27 27
ccourme@sangamo.com
-more-

SELECTED CONDENSED CONSOLIDATED FINANCIAL DATA
(unaudited; in thousands, except per share data)

Statement of Operations Data:
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$21,553	$17,548	$34,629	$25,619
Operating expenses:
Research and development	41,523	36,455	83,002	71,305
General and administrative	17,927	14,597	34,046	31,715
Total operating expenses	59,450	51,052	117,048	103,020
Loss from operations	(37,897)	(33,504)	(82,419)	(77,401)
Interest and other income, net	1,932	3,148	3,480	4,842
Net loss	(35,965)	(30,356)	(78,939)	(72,559)
Net loss attributable to non-controlling interests	(36)	(72)	(97)	(125)
Net loss attributable to Sangamo Therapeutics, Inc. stockholders	$(35,929)	$(30,284)	$(78,842)	$(72,434)
Basic and diluted net loss per share attributable to Sangamo Therapeutics Inc. stockholders	$(0.26)	$(0.26)	$(0.62)	$(0.67)
Shares used in computing basic and diluted net loss per share attributable to Sangamo Therapeutics, Inc. stockholders	138,977	114,382	127,519	108,360

Balance Sheet Data:
	June 30, 2020	December 31, 2019
Cash, cash equivalents and marketable securities	$664,853	$384,306
Total assets	894,659	637,516
Total stockholders’ equity	511,206	432,739
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